Filed Pursuant to Rule 424(b)(5)

Registration No. 333-278275

Supplement No. 1 dated December 31, 2025

(To Sales Agreement Prospectus dated April 10, 2024)

Sky Harbour Group Corporation

Up to $100,000,000

Class A Common Stock

This supplement no. 1 (this “Supplement”) amends and supplements certain information contained in our sales agreement prospectus filed as part of our registration statement on Form S-3 and having an effective date of April 10, 2024 (File No. 333-278275) (the “sales agreement prospectus,” as amended and supplemented by this Supplement (the “ATM Prospectus”)) relating to the issuance and sale of shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), having an aggregate gross sales price of up to $100,000,000, offered by the ATM Prospectus pursuant to an “at-the-market” equity offering program. This Supplement should be read in conjunction with the sales agreement prospectus and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the sales agreement prospectus. This Supplement is not complete without, and may only be delivered or utilized in connection with, the sales agreement prospectus, and any future amendments or supplements hereto or thereto. Defined terms used in this Supplement and not defined herein have the respective meanings given to such terms in the sales agreement prospectus.

This Supplement is being filed to reflect the Amended and Restated At Market Issuance Sales Agreement, dated December 31, 2025 (the “A&R Sales Agreement”), by and among us, B. Riley Securities, Inc. (“B. Riley Securities”) and Yorkville Securities, LLC (“Yorkville Securities”), pursuant to which, among other things, Yorkville Securities was added as an additional sales agent. Accordingly, each reference to the term “B. Riley Securities” in the sales agreement prospectus shall include Yorkville Securities and B. Riley Securities, and each reference to the term “Sales Agreement” in the sales agreement prospectus is hereby amended to refer to the A&R Sales Agreement.

As of the date of this Supplement, we have offered and sold 110,148 shares of Class A Common Stock under the Sales Agreement having an aggregate gross sales price of approximately $1.4 million, and shares of Class A Common Stock having an aggregate gross sales price of approximately $98.6 million remain available for sale under the Sales Agreement as of the date of this Supplement.

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SKYH.” On December 30, 2025, the last reported sale price of our Class A Common Stock on the NYSE was $8.81 per share.

Investing in our Class A Common Stock involves risks. Before buying our securities you should carefully read the entire ATM Prospectus, including this Supplement, and the documents incorporated by reference therein and herein, including the section of the sales agreement prospectus entitled “Risk Factors” beginning on page S-4, the section of this Supplement entitled “Risk Factors” beginning on page 1 and the risks set forth under the caption “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission (the “SEC”), including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference in the sales agreement prospectus and this Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the ATM Prospectus, including this Supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities	Yorkville Securities

The date of this Supplement is December 31, 2025.

The following sections of the sales agreement prospectus are hereby amended and supplemented as follows:

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Before purchasing shares of our Class A Common Stock, you should carefully consider the following risk factors as well as those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, together with the other information contained in this Supplement, the documents incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in shares of our Class A Common Stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our Class A Common Stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our Class A Common Stock.

Risks Related to This Offering

Our management team will have broad discretion over the use of the net proceeds we receive in this offering, and we may use these proceeds in ways with which you may not agree.

We currently intend to use any net proceeds we receive in this offering for working capital, site acquisition and marketing expenses to fund the growth of our business, capital expenditures, repayment of debt (including the Yorkville Promissory Note (as defined below), and general corporate purposes; however, we have considerable discretion in the application of the proceeds. To the extent that we use a portion of the net proceeds from this offering to repay borrowings under the Yorkville Promissory Note, this affiliate will receive any amount of the Yorkville Promissory Note that is repaid with the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds we may receive in this offering are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our Class A Common Stock. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows. See the sections entitled “Use of Proceeds” and “Plan of Distribution (Conflict of Interest)” for additional information.”

If you purchase shares of our Class A Common Stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Common Stock or securities convertible or exchangeable for our Class A Common Stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Common Stock offered in this offering.

Future sales of substantial amounts of our Class A Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Class A Common Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities, including sales of our Class A Common Stock pursuant to the A&R Sales Agreement, or the availability of our securities for future issuance or sale, will have on the market price of our Class A Common Stock. Issuances or sales of substantial amounts of our securities, including sales of our Class A Common Stock pursuant to the A&R Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Class A Common Stock and the terms upon which we may obtain additional equity financing in the future.

It is not possible to predict the actual number of shares we will sell under the A&R Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the A&R Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the sales agents at any time throughout the term of the A&R Sales Agreement. The number of shares that are sold by or to the sales agents under the A&R Sales Agreement will fluctuate based on the market price of the shares of Class A Common Stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately sold or the gross proceeds to be raised in connection with those sales.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price for the shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

1

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate gross sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will be able to sell any shares under or fully utilize the A&R Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including without limitation, the funding of capital expenditures, working capital needs and repayment of debt, including the Yorkville Promissory Note.

On December 8, 2025, Sky issued a non-convertible, unsecured promissory note to an affiliate of Yorkville Securities, which is a sales agent in this offering, in the aggregate principal amount of $15.0 million (the “Yorkville Promissory Note”). As described above, we may use a portion of the net proceeds from this offering to repay amounts outstanding under the Yorkville Promissory Note. The Yorkville Promissory Note accrues interest at a rate of 7.75% per annum (or 18% upon the occurrence of an event of default) and matures on June 8, 2027. The proceeds of the Yorkville Promissory Note may be used for working capital and general corporate purposes. As described above, we may use a portion of the net proceeds from this offering to repay amounts outstanding under the Yorkville Promissory Note. As an affiliate of the lender under the Yorkville Promissory Note, Yorkville Securities has a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Plan of Distribution (Conflict of Interest)” on page 4.

As of the date of this Supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, if any. Additionally, the amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under the section entitled “Risk Factors” in this Supplement or under the section entitled “Risk Factors” in the sales agreement prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations.

2

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We have entered into the A&R Sales Agreement, dated December 31, 2025, with Yorkville Securities and B. Riley Securities. In accordance with the terms of the A&R Sales Agreement, under the ATM Prospectus, we may issue and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $100,000,000 from time to time through or to the sales agents, acting as sales agents or principals. The A&R Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K dated December 31, 2025 and is incorporated by reference in this Supplement. See the “Where You Can Find More Information” section of this Supplement. Sales of our Class A Common Stock, if any, under the ATM Prospectus, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our Class A Common Stock under the A&R Sales Agreement, we will notify the designated sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the designated sales agent, unless such sales agent declines to accept the terms of such notice, the sales agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the A&R Sales Agreement to sell our Class A Common Stock are subject to a number of conditions that we must meet. We will pay the sales agents a commission equal to up to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for the fees and disbursements of their counsel, payable upon execution of the A&R Sales Agreement, in an amount not to exceed $20,000, plus up to $5,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the A&R Sales Agreement. We estimate that the total expenses for the offering, excluding the aforementioned compensation payable to the sales agents under the terms of the A&R Sales Agreement will be approximately $30,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Settlement for sales of Class A Common Stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the designated sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in the ATM Prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A Common Stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Common Stock pursuant to the A&R Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our Class A Common Stock subject to the A&R Sales Agreement or (2) termination of the A&R Sales Agreement as permitted therein. We and each sales agent may each terminate the A&R Sales Agreement at any time upon five days prior notice.

On December 8, 2025, Sky issued the Yorkville Promissory Note to an affiliate of Yorkville Securities, which is a sales agent in this offering, in the aggregate principal amount of $15.0 million. The Yorkville Promissory Note accrues interest at a rate of 7.75% per annum (or 18% upon the occurrence of an event of default) and matures on June 8, 2027. As described in the section entitled “Use of Proceeds” above, we may use a portion of the net proceeds from this offering (which may exceed 5% of the aggregate net proceeds) to repay amounts outstanding under the Yorkville Promissory Note.

As an affiliate of the lender under the Yorkville Promissory Note, Yorkville Securities has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our Class A Common Stock. In accordance with FINRA Rule 5121, Yorkville Securities will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

In the ordinary course of their business, the sales agents and/or their respective affiliates have in the past provided, and may continue to provide, certain commercial banking, financial advisory, investment banking and other services for us or our affiliates, for which the sales agents and/or their respective affiliates have received and may continue to receive customary fees and commissions. In addition, the sales agents have advised that from time to time, such agents and/or their respective affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans. The sales agents and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under the ATM Prospectus.

The ATM Prospectus, including this Supplement, in electronic format may be made available on websites maintained by the sales agents and the sales agents may distribute the ATM Prospectus, including this Supplement, electronically.

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PROSPECTUS

SKY HARBOUR GROUP CORPORATION

Up to $100,000,000

Class A Common Stock

We have entered into an At Market Issuance Agreement, dated March 27, 2024 (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) relating to shares of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”) offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $100,000,000 from time to time through or to B. Riley Securities, acting as agent or principal.

Our Class A Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “SKYH”. On March 26, 2024, the last reported sale price of our Class A Common Stock on the NYSE American was $12.93 per share.

Sales of our Class A Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley Securities is not required to sell any specific number or dollar amount of shares of our Class A Common Stock, but will act as sales agent using its commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of Class A Common Stock will be sold in the section titled “Plan of Distribution.”

B. Riley Securities will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds we receive from each sale of our Class A Common Stock. A different amount of compensation may be paid by us when B. Riley Securities purchases shares as principal at a price agreed to by us and B. Riley Securities. In connection with the sale of our Class A Common Stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” beginning on page S-9 of this prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus is April 10, 2024.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may offer shares of our Class A Common Stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this sales agreement prospectus.

You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof. Any statement made in this prospectus and in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement.

In this prospectus, unless the context otherwise requires, the terms the “Company,” “SHG Corporation,” “Registrant,” “we,” “us” and “our” and similar terms refer to the entity formerly named Yellowstone Acquisition Company, after giving effect to the Business Combination, and as renamed Sky Harbour Group Corporation. The terms “Yellowstone” and “YAC” are to our company prior to the completion of the Business Combination

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. Before making an investment decision, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information set forth under the heading “Risk Factors” and our financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The Company

We are an aviation infrastructure development company building the first nationwide network of home basing hangar campuses for business aircraft. We develop, lease and manage general aviation hangars across the United States, targeting airfields in markets with significant aircraft populations and high hangar demand. Our home basing hangar campuses feature exclusive private hangars and a full suite of dedicated services specifically optimized for home-based, versus transient, aircraft.

The physical footprint of the U.S. business aviation fleet grew by almost 28 million square feet in the ten years preceding the beginning of the COVID-19 pandemic, with hangar supply lagging dramatically, especially in key growth markets. As the fleet of private jets in the United States continues to grow, with recent new aircraft deliveries exceeding retirements, demand for hangar space is at a premium in part because new jets require more square footage of hangar space and the pace of new hangar construction has lagged behind the demand. The cumulative square footage of the business aircraft fleet in the United States increased 50% between 2010 and 2021. Moreover, over that same period, there was an 81% increase in the square footage of larger private jets - those with greater than a 24-foot tail height. A recent study conducted by a business aircraft manufacturer forecasted that business aircraft will only continue to grow in the next ten years, with up to 8,500 new business jet deliveries worth over $275 billion expected to be delivered between 2024 and 2033, further supported by data from the major business aviation manufacturers that suggest the current order backlog for new business aviation aircraft is over $49 billion.

These larger footprint aircraft do not fit in much of the existing hangar infrastructure and impose stacking challenges and constraints in the traditional shared or community hangars operated by fixed-base operators (“FBO”). The addition of winglets (the vertical extensions on aircraft wingtips) on most modern business jets inhibits wing-over-wing storage. Aircraft hangars are in high demand and short supply, with some airports compiling waiting lists that can exceed several years.

We believe our scalable, real estate-centric business model is uniquely positioned to capture this market opportunity and address the increased imbalance between the supply and demand for private jet storage. We intend to capitalize on the existing hangar supply constraints at major U.S. airports by targeting high-end tenants in markets where there is a shortage of private and FBO hangar space, or where such hangars are or are becoming obsolete.

We expect to realize economies of scale in construction through a prototype hangar design replicated at home basing hangar campuses across the United States. This allows for centralized procurement, straightforward permitting processes, efficient development processes, and the best hangar in business aviation. Unlike a service company, our revenues are mostly derived from long-term rental agreements, offering stability and forward visibility of revenues and cash flows. This allows us to fund our development through the public bond market, providing capital efficiency and mitigating refinance risk.

In contrast with community hangars and other facilities provided by FBOs, the home basing hangar campuses we develop provide the following features and services:

•	private hangar space for exclusive use of the tenant;
•	adjoining configurable lounge and office suites;
•	line crews and services dedicated exclusively to tenants;
•	climate control to mitigate condensation and associated corrosion;
•	features to support in-hangar aircraft maintenance;
•	no-foam fire suppression; and
•	customized software to provide security, control access and monitor hangar space.

We use a standard set of proprietary prototype hangar designs, which are intended to deliver high quality business aviation facilities, lower construction costs, minimize development risk, expedite permit issuance, and facilitate the implementation of refinements across its portfolio. Hangar features include:

•	the ability to accommodate heavy business jets in single configuration, medium jets in twin or triplet configuration, or light jets in multi-configuration;
•

compliance with National Fire Protection Association 409 Group III fire code, eliminating foam fire protection systems, resulting in lower construction costs and operating expenses, as well as eliminating accidental foam discharges and the resultant negative effects on aircraft maintenance and resale value;

•	high-voltage capability, industrial drainage and impervious floors that support in-hangar maintenance and inspections; and
•	control through smartphone application.

Our product strategy aims to attract tenants with exclusive access to their aircraft, minimize the risk of damage to aircraft, provide increased access, security and control, facilitate maintenance, and improve pre-flight and post-flight convenience. We believe that with no transient traffic, our home basing hangar campuses offer a shorter time to wheels-up, even during periods of peak traffic. Our research has indicated our current and typical future tenants operate late model business jets that emit less noise than other based aircraft, leading to a decreased average noise footprint at our home basing hangar campuses.

We believe demand for home basing hangar campuses will be driven broadly by the growing size of the business aviation fleet in the United States and the delivery of larger aircraft with taller tail heights. The discovery by first-time flyers in the convenience, control and comfort of general aviation has caused a shift in consumer behavior which we believe will also support increasing demand for home basing hangar campuses.

Background

The Company was originally known as Yellowstone Acquisition Company. On January 25, 2022 (the “Closing Date”), YAC consummated the business combination with Sky Harbour LLC (“Sky”) pursuant to the Equity Purchase Agreement dated as of August 1, 2021 between YAC and Sky (the “Business Combination”). In connection with the closing of the Business Combination, among other things, YAC changed its name to Sky Harbour Group Corporation and the Company was reorganized as an umbrella partnership-C corporation, or “Up-C”, structure in which substantially all of the operating assets of the Company are held by Sky and the Company’s only substantive assets are its equity interests in Sky. Sky was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While YAC was the legal acquirer of Sky in the Business Combination, because Sky was deemed the accounting acquirer, the historical financial statements of Sky became the historical financial statements of the Company upon the consummation of the Business Combination.

Corporate Information

YAC was incorporated in the State of Delaware on August 25, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving YAC and one or more businesses. YAC completed its initial public offering on October 26, 2020. In connection with the closing of the Business Combination, we changed our name to Sky Harbour Group Corporation. Our principal executive offices are located at 136 Tower Road, Suite 205, Westchester County Airport, White Plains, NY 10604. Our telephone number is (212) 554-5990. Our website address is www.skyharbour.group. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Class A Common Stock offered by us	Shares of our Class A Common Stock having an aggregate offering price of up to $100,000,000.

Class A Common Stock to be outstanding immediately after this offering

Up to 31,628,209 shares (as more fully described in the notes following this table), assuming sales of 7,462,686 shares of our Class A Common Stock in this offering at an offering price of $13.40 per share, which was the last reported sale price of our Class A Common Stock on the NYSE American on March 25, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent or principal, B. Riley Securities. See “Plan of Distribution” on page S-9 of this prospectus.

Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including without limitation, the funding of capital expenditures and working capital needs. See “Use of Proceeds” on page S-7 of this prospectus.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus.

NYSE American symbol	“SKYH”

The number of shares of our Class A Common Stock shown above to be outstanding immediately after this offering is based on 24,165,523 shares outstanding as of March 18, 2024 and excludes as of such date:

●

7,719,779 shares of our Class A Common Stock issuable upon the exercise of 7,719,779 warrants originally issued in a private placement to BOC Yellowstone LLC at a purchase price of $1.00 per warrant contemporaneously with YAC’s initial public offering, with an exercise price of $11.50 per share (the “Private Placement Warrants”);

●

6,798,964 shares of our Class A Common Stock issuable upon the exercise of 6,798,964 warrants originally issued as part of the units issued by YAC in its initial public offering, with an exercise price of $11.50 per share (the “Public Warrants”);

●

1,541,600 shares of our Class A Common Stock issuable upon the exercise of 1,541,600 warrants issued in a private placement to third-party investors, with an exercise price of $11.50 per share (the “PIPE Warrants”);

●

5,211,975 shares of our Class A Common Stock reserved for future issuance under our 2022 Incentive Award Plan (the “2022 Incentive Award Plan”) (inclusive of 1,298,103 restricted stock units (“RSUs”) and 438,781 non-qualified stock options that have been granted prior to March 18, 2024 that are unvested);

●	42,046,356 shares of our Class A Common Stock issuable upon the redemption of 42,046,356 common units of Sky (the “Sky Common Units”) on a one-for-one basis; and

●

2,807,750 shares of Class A Common Stock issuable upon redemption of 2,807,750 Sky Common Units, which are issuable upon conversion of 2,807,750 incentive units of Sky (“Sky Equity Incentive Units”) (inclusive of 473,542 Sky Equity Incentive Units that have been granted prior to March 18, 2024 that are unvested).

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Before purchasing shares of our Class A Common Stock, you should carefully consider the following risk factors as well as those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, together with the other information contained in this prospectus, the documents incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in shares of our Class A Common Stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our Class A Common Stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our Class A Common Stock.

Risks Related to This Offering

Our management team will have broad discretion over the use of the net proceeds we receive in this offering, and we may use these proceeds in ways with which you may not agree.

We currently intend to use any net proceeds we receive in this offering for working capital, site acquisition and marketing expenses to fund the growth of our business, capital expenditures, and general corporate purposes; however, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds we may receive in this offering are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our Class A Common Stock. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase shares of our Class A Common Stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Common Stock or securities convertible or exchangeable for our Class A Common Stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Common Stock offered in this offering.

Future sales of substantial amounts of our Class A Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Class A Common Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of our Class A Common Stock pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our Class A Common Stock. Issuances or sales of substantial amounts of our securities, including sales of our Class A Common Stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Class A Common Stock and the terms upon which we may obtain additional equity financing in the future.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley Securities at any time throughout the term of the Sales Agreement. The number of shares that are sold by or to B. Riley Securities under the Sales Agreement will fluctuate based on the market price of the shares of Class A Common Stock during the sales period and limits we set with B. Riley Securities. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately sold or the gross proceeds to be raised in connection with those sales.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price for the shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as the documents incorporated by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “might,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

•

expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, prospective performance and commercial opportunities and competitors, services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives;

•	the effects of general economic conditions, including inflation, interest rates levels, and availability of construction materials for our development projects;
•	our limited operating history makes it difficult to predict future revenues and operating results;
•	financial projections may not prove to be reflective of actual financial results;
•	our ability to implement our construction costs mitigation strategies;
•	changes in applicable laws or regulations;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
•	our financial performance; and
•	other risk factors included under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”).

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate gross sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with B. Riley Securities as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including without limitation, the funding of capital expenditures and working capital needs.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, if any. Additionally, the amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations.

DILUTION

If you invest in shares of our Class A Common Stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A Common Stock immediately after this offering. Our net tangible book value as of December 31, 2023 was approximately $132,246,000, or $5.47 per share of our Class A Common Stock. Net tangible book value per share as of December 31, 2023 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Class A Common Stock outstanding as of December 31, 2023.

After giving effect to the sale of our Class A Common Stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $13.17 per share, representing the last reported sale price of our Class A Common Stock on the NYSE American on March 20, 2024, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $230,111,480, or approximately $7.25 per share of Class A Common Stock, as of March 20, 2024. This represents an immediate increase in net tangible book value of approximately $1.77 per share to existing shareholders and an immediate dilution of approximately $5.92 per share to investors in this offering. The following table illustrates this calculation on a per share basis to investors participating in this offering:

Assumed public offering price per share		$13.17

Net tangible book value per share as of December 31, 2023	$5.47

Increase in net tangible book value per share attributable to this offering	$1.77

As adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering		$7.25

Dilution per share to new investors purchasing shares in this offering		$5.92

The table above assumes for illustrative purposes that an aggregate of 7,593,014 shares of our Class A Common Stock are sold at a price of $13.17 per share, representing the last reported sale price of our Class A Common Stock on the NYSE American on March 20, 2024, for aggregate gross proceeds of $100,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.17 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $100,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $7.37 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $6.80 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.17 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $7.11 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $5.06 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 24,165,523 shares of our Class A Common Stock outstanding as of December 31, 2023, and excludes as of such date:

●	7,719,779 shares of our Class A Common Stock issuable upon the exercise of 7,719,779 Private Placement Warrants;

●	6,798,964 shares of our Class A Common Stock issuable upon the exercise of 6,798,964 Public Warrants;

●	1,541,600 shares of our Class A Common Stock issuable upon the exercise of 1,541,600 PIPE Warrants;

●

5,211,975 shares of our Class A Common Stock reserved for future issuance under the 2022 Incentive Award Plan (inclusive of 930,705 RSUs that have been granted prior to December 31, 2023 that are unvested);

●	42,046,356 shares of our Class A Common Stock issuable upon the redemption of 42,046,356 Sky Common Units on a one-for-one basis; and

●

2,807,750 shares of Class A Common Stock issuable upon redemption of 2,807,750 Sky Common Units, which are issuable upon conversion of 2,807,750 Sky Equity Incentive Units (inclusive of 575,015 Sky Equity Incentive Units that have been granted prior to December 31, 2023 that are unvested).

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with B. Riley Securities on March 27, 2024. In accordance with the terms of the Sales Agreement, under this prospectus, we may issue and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $100,000,000 from time to time through or to B. Riley Securities, acting as sales agent or principal. The Sales Agreement has been filed as an exhibit to the Registration Statement on Form S-3 of which this prospectus forms a part and is incorporated by reference in this prospectus. See the “Where You Can Find More Information” section of this prospectus. Sales of our Class A Common Stock, if any, under this prospectus, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our Class A Common Stock under the Sales Agreement, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the Sales Agreement to sell our Class A Common Stock are subject to a number of conditions that we must meet. We will pay B. Riley Securities a commission equal to up to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse B. Riley Securities for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, plus up to $5,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding the aforementioned compensation payable to B. Riley Securities under the terms of the Sales Agreement will be approximately $85,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Settlement for sales of Class A Common Stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and B. Riley Securities in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class A Common Stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our Class A Common Stock subject to the Sales Agreement or (2) termination of the Sales Agreement as permitted therein. We and B. Riley Securities may each terminate the Sales Agreement at any time upon five days prior notice.

B. Riley Securities and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, B. Riley Securities may actively trade our securities for its own account or for the accounts of customers, and, accordingly, B. Riley Securities may at any time hold long or short positions in such securities. To the extent required by Regulation M, B. Riley Securities will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by B. Riley Securities and B. Riley Securities may distribute this prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Morrison & Foerster LLP. B. Riley Securities is being represented in connection with this offering by Reed Smith LLP.

EXPERTS

The consolidated balance sheets of Sky Harbour Group Corporation as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, to register the sale of shares of Class A Common Stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.skyharbour.group. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;
•

our Current Report on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on January 3, 2024; and

•

the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities contemplated by this prospectus, including all such documents we may file with the SEC after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Sky Harbour Group Corporation

136 Tower Road, Suite 205

Westchester County Airport

White Plains, NY 10604

(212) 554-5990

You may also access certain of the documents incorporated by reference in this prospectus through our website at www.skyharbour.group. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

SKY HARBOUR GROUP CORPORATION

Up to $100,000,000

Class A Common Stock

PROSPECTUS

B. Riley Securities                                    Yorkville Securities

December 31, 2025